EXHIBIT 99.1

                Protocall Announces $2 Million Private Placement
  Capital Infusion Earmarked for Market Expansion of Protocall's TitleMatch(TM)
                              DVD On-Demand System


COMMACK, NY, August 10, 2006 - Protocall Technologies Incorporated (OTC BB:PCLI.OB) http://www.protocall.com/, a leading provider of CD and DVD on-demand systems for retailers, today announced a $2 million private placement to several institutional investors.

Under the terms of the funding agreement, Protocall received an initial amount of $700,000, which was the first of three tranches that are expected to be completed over the course of the next several months. The proceeds of this funding will be used for several revenue development initiatives, enhancements to the Company's core technology set and to provide additional working capital.

Bruce Newman, President and CEO of Protocall, remarked, "This funding allows us to move forward on a number of new and very promising business initiatives that we have been working on since my return to Protocall in May of this year." This latest round of funding further demonstrates the confidence investors have in our business and in our strategy for future growth."

Further information regarding the investment is on file on Form 8-K with United States Securities and Exchange Commission.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from regulation requirements.

About Protocall

Protocall Technologies Incorporated is the innovator of CD and DVD on-demand content distribution. Its flagship TitleMatch(TM) system allows retailers to burn brand name CD and DVD products at their stores and website distribution centers. The company's proprietary systems enable retailers to reduce their reliance on costly physical inventory, expand their selection of products, eliminate shrinkage and out-of-stock situations, speed time to market for new products, and improve their operating margins with minimal space requirements.


This press release is available on the Protocall Technologies IR HUB for investor commentary, feedback and questions. Investors are asked to visit http://www.agoracom.com/IR/Protocall. Alternatively, investors are asked to e-mail all questions and correspondence to PCLI@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and correspondence directly.


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Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in current and periodic reports and other documents filed by Protocall Technologies with the U.S. Securities and Exchange Commission. Protocall Technologies undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.



CONTACT:


Corporate Inquiries:
Protocall Technologies Incorporated
info@protocall.com


Investor Relations:
AGORACOM
http://www.agoracom.com/IR/Protocall
http://www.protocall.com
PCLI@agoracom.com


Media Relations:
Lori Teranishi
Van Prooyen Greenfield LLP
lteranishi@vanprooyen.com
510-834-8860



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Source: Protocall Technologies Incorporated